UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 19, 2006

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2006, Matthews International Corporation (“Matthews”) announced the appointment of Joseph C. Bartolacci as Chief Executive Officer of Matthews, effective October 1, 2006. David M. Kelly, Matthews’s current Chief Executive Officer, has announced his plans to retire from employment with the Company effective February 1, 2007. Mr. Kelly will remain as Chairman of the Board of Directors until his term expires in February 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Bartolacci, 46, was appointed President and Chief Operating Officer of Matthews effective September 2005, and was elected to the Board of Directors in November 2005. He had been President, Casket Division since February 2004 and Executive Vice President of Matthews since January 2004. He had been President, Matthews Europe since April 2002 and had also been President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews International Corporation) since June 1999. Prior thereto, he was General Counsel of Matthews.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated September 19, 2006, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: September 19, 2006